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                                                                      Exhibit 21

                         Subsidiaries of the Registrant

                                                 State or Other
                                                Jurisdiction of
Subsidiaries                                     Incorporation
------------                                    ---------------
Ault Incorporated                               Minnesota
Ault International Trade Shanghai Co., Ltd.     China
Ault Shanghai Electronics Co., Ltd.             China
Ault Xianghe Co., Ltd.                          China
Cedar Corporation                               Nevada
Cedro de Mexico, S.A. de C.V.                   Mexico
Condor D.C. Power Supplies, Inc.                California
Condor Holdings, Inc.                           Delaware
Condor Power Supplies de Mexico, S.A. de C.V.   Mexico
Industrias SL, S.A. de C.V.                     Mexico
MEX Holdings LLC                                Mexico
MTE Corporation                                 Wisconsin
RFL Electronics Inc.                            Delaware
SL Auburn, Inc.                                 New York
SL Delaware, Inc.                               Delaware
SL Delaware Holdings, Inc.                      Delaware
SL Montevideo Technology, Inc.                  Minnesota
SL Power Electronics Ltd. (a)                   United Kingdom
SL Surface Technologies, Inc. (b)               New Jersey
SLW Holdings, Inc. (c)                          New Jersey
Teal Electronics Corporation                    California
TPE de Mexico, S. de R.L. de C.V.               Mexico
Waber Power, Ltd. (d)                           Connecticut

All of the subsidiaries are included in the consolidated financial statements for the year ended December 31, 2006.

(a)  Formerly Condor Power Supplies (Europe) Ltd.

(b)  Formerly SL Modern Hard Chrome, Inc.

(c) Certain net assets disposed on August 29, 2001, and name changed from SL Waber, Inc. on September 10, 2001.

(d)  Formerly SL Electrostatic Technology, Inc.